FORM 8–K  —  CURRENT REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

TEKNOWLEDGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14793	94-2760916
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Embarcadero Road, Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (650) 424-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Deposition of Assets.

On August 22, 2005, Teknowledge Corporation (“Teknowledge” or the “Company”) completed an asset sale to Intuit Inc. pursuant to an Asset Purchase Agreement entered into on August 17, 2005. In the transaction, Intuit purchased for 7 million dollars Teknowledge’s TekPortal® technology, one OFX patent pending, and licenses to each of Teknowledge’s current patents. Teknowledge will retain its Financial Solutions integration services business, its Government R&D contracts business, and all of its current patents. The TekPortal product development team will transfer to Intuit Inc. but other members of the Financial Solutions services and integration team, including its outside service contractors, will be retained by Teknowledge.

Teknowledge will maintain its current TekPortal customer contracts for a period of up to two years. Custom software maintenance contracts will be supported directly by Teknowledge’s Financial Solutions Integration team.

Teknowledge will continue to pursue financial integration services, government R&D contracts, and the use of knowledge systems to solve business problems. It will continue to protect its intellectual property and license its patents. The Company has a pipeline of innovative technologies it intends to develop and license.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements, Financial Statements and Exhibits.

(c) Exhibit.
Number	The following is filed as an exhibit to this Form 8-K:

99.1	Press release dated August 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teknowledge Corporation
(Registrant)

Date: August 22, 2005	by: /s/ Dennis A. Bugbee
Dennis A. Bugbee, Vice President Finance, Chief Financial Officer

3